EXHIBIT 99.1



                       California Pizza Kitchen Announces
         Financial Results for the Third Quarter Ended October 1, 2006


    LOS ANGELES--(BUSINESS WIRE)--Nov. 9, 2006--California Pizza Kitchen, Inc. (Nasdaq: CPKI) today reported revenues and net income for the third quarter ended October 1, 2006. Highlights for the third quarter of 2006 relative to the same quarter a year ago were as follows:

    --  Total revenues up approximately 14.7% to $142.8 million

    --  Comparable restaurant sales increase of 5.6%

    -- Net income of $6.7 million, or $0.34 per diluted share, including the effects of stock-based compensation expense and the October 6, 2005 lease accounting pronouncement

    Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "Once again, we are pleased with our third quarter results which were driven by higher than anticipated comparable restaurant sales. We credit our commitment to menu innovation, guest satisfaction and the lifestyle component of our brand which creates a lasting connection with our customers. We also credit operational improvements and a more strategic real estate approach, two factors that have contributed to our profitability."

    Average weekly sales for the Company's 158 full service restaurants increased 5.3% to a record-setting $66,971 for the third quarter of 2006 compared to $63,615 for the same quarter last year.

    Rosenfield and Flax continued, "Although we're primarily focused on full service expansion, we continue to analyze and develop our entire portfolio. To that point, our average weekly sales at ASAP have improved materially from the beginning of the year and we anticipate continued momentum as we refine the concept during 2007. In terms of full service, we are excited about our sites for the coming year, and with only 158 company-owned California Pizza Kitchens across the country, we are confident that our development pipeline will remain substantial for many years. To complement this unit expansion, we understand the need to focus on execution in all areas of our business and continue with the development of our brand."

    During the third quarter of 2006, the Company added three new full service restaurants in Hoover, Alabama; San Luis Obispo, California; and Short Hills, New Jersey, as well as one ASAP in Chicago, Illinois. The Company's franchise partner, WDI Corporation, also opened its first full service restaurant in Tokyo, Japan.

    For the fourth quarter of 2006, the Company expects to add nine full service restaurants and two ASAPs. These openings, together with a comparable restaurant sales increase of 5.0% to 6.0%, are expected to result in earnings per diluted share of $0.13-$0.15. This is a reduction from management's prior estimated range of $0.25 to $0.27 and is driven by four key factors. First, the Company now anticipates that delays in new restaurant opening dates will reduce fourth quarter results by approximately $0.06 per diluted share. Second, management has recently concluded negotiations to secure early lease termination and close the final negative cash flow restaurant previously identified in 2003. This will adversely affect fourth quarter earnings by $0.03 per diluted share however will be accretive in 2007. Third, the Company will accelerate depreciation on three restaurants it plans to remodel in 2007 in conjunction with lease renewals and other requirements. This is expected to affect earnings by $0.01 per diluted share. Finally, in line with the October 6, 2005 lease accounting pronouncement FSP 13-1, management will take a non-cash charge of approximately $0.02 per diluted share for pre-opening rent expense associated with seven restaurants that will open in 2007.

    The Company also announced guidance for fiscal 2007 based on the following assumptions:

    --Restaurant revenue growth of approximately 19.0% to 20.0%

    --Eighteen month comparable restaurant sales growth of approximately 4.5% to 5.5%

    --16 to 18 new full service restaurants for 2007

    --Six to seven new ASAP restaurants for 2007

    --One new LA Food Show restaurant

    --Earnings per diluted share of $1.31-$1.33

    The Company will hold a conference call today at approximately 5:00 pm EST to discuss third quarter 2006 results. A webcast of the conference call can be accessed at www.cpk.com.

    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups and sandwiches. The average guest check is approximately $12.85. As of November 9, 2006 the Company operates, licenses or franchises 201 restaurants, of which 171 are company-owned and 30 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company, which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.

    Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.




     Selected Unaudited Consolidated Financial and Operating Data
    (Dollars in thousands, except for per share and operating data)


                               Quarter Ended       Nine Months Ended
                           October 1, October 2, October 1, October 2,
                             2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

 Statement of Income:

 Revenues:
 Restaurant sales           $140,874   $123,097   $403,996   $350,931
 Franchise and other
  revenues                     1,890      1,371      4,634      3,301
                           ---------- ---------- ---------- ----------
 Total revenues              142,764    124,468    408,630    354,232

 Costs and expenses:
 Food, beverage and paper
  supplies                    34,904     30,500    100,162     87,206
 Labor(1)                     50,742     44,126    147,641    128,953
 Direct operating and
  occupancy                   27,591     23,831     79,099     68,704
                           ---------- ---------- ---------- ----------
 Cost of sales               113,237     98,457    326,902    284,863

 General and
  administrative(2)           11,260      8,632     32,650     23,910
 Depreciation and
  amortization                 7,386      6,560     21,427     18,610
 Pre-opening costs             1,112      1,012      2,545      3,058
 Loss on impairment of
  property and equipment           -      1,015          -      1,116
 Store closure costs               -        770          -        770

                           ---------- ---------- ---------- ----------
 Total costs and expenses    132,995    116,446    383,524    332,327

 Operating income              9,769      8,022     25,106     21,905

 Other income (expense):
 Interest income                 154        181        666        576
 Other income                      -          -          -      1,106
 Equity in net loss of
  unconsolidated joint
  venture                          -          -          -        (22)
                           ---------- ---------- ---------- ----------
 Total other income              154        181        666      1,660
                           ---------- ---------- ---------- ----------

 Income before income tax
  provision                    9,923      8,203     25,772     23,565
 Income tax provision          3,272      2,656      8,503      7,553
                           ---------- ---------- ---------- ----------
 Net income                   $6,651     $5,547    $17,269    $16,012
                           ========== ========== ========== ==========

 Net income per common
  share:
 Basic                         $0.34      $0.29      $0.88      $0.83
 Diluted                       $0.34      $0.28      $0.86      $0.81

 Shares used in computing
  net income per common
  share (in thousands):

 Basic                        19,298     19,419     19,529     19,337
 Diluted                      19,644     20,004     19,968     19,649

 Operating Data:
 Restaurants open at end
  of period                      197        185        197        185
 Company-owned full
  service restaurants open
  at end of period               158        148        158        148
 Average weekly company-
  owned full service
  restaurant sales           $66,971    $63,615    $65,247    $62,237
 18 month comparable
  company-owned restaurant
  sales increase                 5.6%       7.1%       5.6%       8.3%

 ------------------------------------

(1) Labor expense for the three and nine months ended October 1, 2006 includes approximately $202,000 and $706,000 of stock-based compensation, respectively, compared to none in the three and nine months ended October 2, 2005, respectively.

(2) General and administrative expense for the three and nine months ended October 1, 2006 includes approximately $1.4 million and $3.8 million of stock-based compensation, respectively, compared to none in the three and nine months ended October 2, 2005, respectively.





                               Quarter Ended       Nine Months Ended
                           October 1, October 2, October 1, October 2,
                             2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

 Statement of Income
  Percentages(1):

 Revenues:
 Restaurant sales               98.7%      98.9%      98.9%      99.1%
 Franchise and other
  revenues                       1.3%       1.1%       1.1%       0.9%
                           ---------- ---------- ---------- ----------
 Total revenues                100.0%     100.0%     100.0%     100.0%

 Costs and expenses:
 Food, beverage and paper
  supplies                      24.8%      24.8%      24.8%      24.8%
 Labor(2)                       36.0%      35.8%      36.5%      36.7%
 Direct operating and
  occupancy                     19.6%      19.4%      19.6%      19.6%
                           ---------- ---------- ---------- ----------
 Cost of sales                  80.4%      80.0%      80.9%      81.2%

 General and
  administrative(3)              7.9%       6.9%       8.0%       6.7%
 Depreciation and
  amortization                   5.2%       5.3%       5.2%       5.3%
 Pre-opening costs               0.8%       0.8%       0.6%       0.9%
 Loss on impairment of
  property and equipment         0.0%       0.8%       0.0%       0.3%
 Store closure costs             0.0%       0.6%       0.0%       0.2%

                           ---------- ---------- ---------- ----------
 Total costs and expenses       93.2%      93.6%      93.9%      93.8%

 Operating income                6.8%       6.4%       6.1%       6.2%

 Other income (expense):
 Interest income                 0.1%       0.1%       0.2%       0.2%
 Other income                    0.0%       0.0%       0.0%       0.3%
 Equity in net loss of
  unconsolidated joint
  venture                        0.0%       0.0%       0.0%       0.0%
                           ---------- ---------- ---------- ----------
 Total other income              0.1%       0.1%       0.2%       0.5%
                           ---------- ---------- ---------- ----------

 Income before income tax
  provision                      7.0%       6.6%       6.3%       6.7%
 Income tax provision            2.3%       2.1%       2.1%       2.1%
                           ---------- ---------- ---------- ----------
 Net income                      4.7%       4.5%       4.2%       4.5%
                           ========== ========== ========== ==========


(1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.

(2) Labor percentage includes approximately 10 basis points of stock-based compensation in each of the three and nine months ended October 1, 2006, respectively, compared to none in each of the three and nine months ended October 2, 2005.

(3) General and administrative percentage includes approximately 100 and 90 basis points of stock-based compensation in the three and nine months ended October 1, 2006, respectively, compared to none in each of the three and nine months ended October 2, 2005.





           Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)


Selected Consolidated Balance Sheet           October 1,   January 1,
 Information                                      2006         2006
                                              ------------------------

Cash and cash equivalents                          $3,168     $11,272
Marketable securities                                   -      11,408
Total assets                                      286,631     274,254
Stockholders' equity                              199,213     197,336





                    California Pizza Kitchen, Inc.
                            Units Summary


                   Total Units                           Total Units
                        at                                    at
                   ------------                        ---------------
Third Quarter 2006 July 2, 2006 Opened Acquired Closed October 1, 2006
------------------ ------------ ------ -------- ------ ---------------
Company-owned full
 service domestic          155      3        -      -             158
Company-owned ASAP
 domestic                    6      1        -      -               7
Company-owned LA
 Food Show                   1      -        -      -               1
Franchised
 domestic                   18      -        -      1              17
Franchised
 international              13      1        -      -              14
                   ------------ ------ -------- ------ ---------------
Total                      193      5        -      1             197
                   ============ ====== ======== ====== ===============




                   California Pizza Kitchen, Inc.
                      Supplemental Information

                                                           Cost of
                                                             Sales
                         Weekly     (,000)     (,000)        as a
Third Quarter    # of     Sales   Restaurant  Cost of      Percentage
 2006            Stores  Average    Sales     Sales(1)     of Sales
--------------- -------  -------  ----------  --------    -----------

Full Service
 Restaurants
Q3, 2006           158   66,971     136,592   109,489       80.2%
Q3, 2005           148   63,615     120,288    95,928       79.7%
Year over year
 change                     5.3%       13.6%     14.1%       (50) bps

ASAP
 Restaurants
Q3, 2006             7   37,311       3,278     2,850       86.9%
Q3, 2005             5   29,772       1,935     1,702       88.0%
Year over year
 change                    25.3%       69.4%     67.5%       110  bps

LA Food Show
Q3, 2006             1   77,273       1,004       898       89.4%
Q3, 2005             1   67,255         874       827       94.6%
Year over year
 change                    14.9%       14.9%      8.6%       520  bps

Total
 restaurants
Q3, 2006           166   65,816     140,874   113,237 (2)   80.4%
Q3, 2005           154   62,522     123,097    98,457       80.0%
Year over year
 change                     5.3%       14.4%     15.0%       (40) bps

(1) Cost of sales includes food, beverage and paper supplies, labor, and direct operating and occupancy costs.

(2) Cost of sales includes approximately $202,000, or 10 basis points, of stock-based compensation in the third quarter of 2006 compared to none in the third quarter of 2005.




                   California Pizza Kitchen, Inc.
                      Supplemental Information

                                                           Cost of
                                                             Sales
                           Weekly    (,000)     (,000)       as a
                   # of     Sales  Restaurant   Cost of    Percentage
Fiscal Year 2006   Stores  Average   Sales     Sales(1)    of Sales
----------------- -------  ------- ---------- ----------- -----------

Full Service
 Restaurants
  YTD, 2006          158   65,247    393,049  317,272       80.7%
  YTD, 2005          148   62,237    344,226  278,744       81.0%
  Year over year
   change                     4.8%      14.2%    13.8%        30  bps

ASAP Restaurants
  YTD, 2006            7   35,623      7,970    6,917       86.8%
  YTD, 2005            5   29,340      5,159    4,603       89.2%
  Year over year
   change                    21.4%      54.5%    50.3%       240  bps

LA Food Show
  YTD, 2006            1   76,340      2,977    2,713       91.1%
  YTD, 2005            1   67,199      1,546    1,516       98.1%
  Year over year
   change                    13.6%      92.6%    79.0%       700  bps

Total restaurants
  YTD, 2006          166   64,262    403,996  326,902 (2)   80.9%
  YTD, 2005          154   61,248    350,931  284,863       81.2%
  Year over year
   change                     4.9%      15.1%    14.8%        30  bps

(1) Cost of sales includes food, beverage and paper supplies, labor, and direct operating and occupancy costs.

(2) Cost of sales includes approximately $706,000, or 10 basis points, of stock-based compensation in the nine months ended October 1, 2006 compared to none in the nine months ended October 2, 2005.



    CONTACT: California Pizza Kitchen, Inc.
             Media: Sarah Grover
             Investors: Sue Collyns
             310-342-5000